Exhibit 99.1

CONNECTONE BANCORP, INC. AND CENTER BANCORP, INC. SHAREHOLDERS APPROVE MERGER

Merger to Create One of New Jersey’s Premier Financial Institutions with

Enhanced Financial Resources & Technology Serving Middle Market Commercial Businesses

Englewood Cliffs, N.J., and Union, N.J., June 24, 2014 (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank, and Center Bancorp, Inc. (Nasdaq: CNBC) (“Center”), parent company of Union Center National Bank (“UCNB”), today jointly announced that their respective shareholders, at annual meetings held earlier today, approved the planned merger between ConnectOne and Center. Center’s shareholders also approved the adoption of an amended and restated certificate of incorporation, which was a condition to the parties’ completing the transaction. The combined company will be one of the largest New Jersey headquartered financial institutions, positioned to best serve middle market commercial businesses with even greater convenience, access to technology and financial resources.

Pursuant to the merger agreement by and between Center and ConnectOne, the parties have agreed to merge ConnectOne with and into Center, change Center’s name to ConnectOne Bancorp, Inc. and merge UCNB with and into ConnectOne Bank. ConnectOne Bank will continue to use the ConnectOne name and all bank business will exclusively utilize the ConnectOne Bank brand. Trading on the NASDAQ Global Select Market will be under the symbol “CNOB.” The merger is expected to close effective July 1, 2014.

Frank Sorrentino III, Chairman and CEO of ConnectOne, stated, “Today’s shareholder vote confirms the value that this merger brings to our investors, customers, employees and communities. Together, we are creating an even stronger company with an expanded geographic footprint, well positioned to provide the market with the technological capabilities and financial resources they need to grow. I look forward to the opportunity to lead this new chapter for the combined company, as we continue to invest in the needs of our growing client base, and execute on our commitment to delivering long-term value to our shareholders.”

ConnectOne also announced that consistent with Center’s long-standing dividend track record, the merged company plans to distribute a quarterly common stock dividend to shareholders. The resulting company will distribute its previously announced quarterly common stock cash dividend of $0.075 per share on August 1, 2014, to all shareholders of record on July 11, 2014.

Under the terms of the merger agreement, ConnectOne shareholders will receive a fixed exchange ratio of 2.6 shares of Center common stock for each share of ConnectOne common stock. The merger is expected to be accretive to both Center’s and ConnectOne’s earnings per share in 2015, excluding the impact of potential revenue enhancement opportunities. Additionally, it is anticipated that the combined company’s capital ratios will remain well in excess of regulatory minimums and that the combined company will have sufficient capital to continue its growth strategy.

The merger, on a pro forma basis, will create the fourth largest New Jersey headquartered banking institution with 24 branch locations across northern New Jersey serving middle market commercial businesses in some of the most affluent counties in the state. Customers will have access to ConnectOne Bank’s progressive investments in technology, expanded business hours and financial products and services.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, that was formed in 2008 to serve as the holding company for ConnectOne Bank (“the Bank”). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its eight other banking offices.

For more information regarding ConnectOne Bank, visit https://www.ConnectOneBank.com.

About Center Bancorp

Center, also a New Jersey corporation and a registered bank holding company, serves as the holding company for UCNB. Chartered in 1923, UCNB is one of the oldest national banks headquartered in the state of New Jersey; its primary market niche is its commercial banking business, with a focus on commercial lending to small and medium-sized businesses, real estate developers and high net worth individuals. UCNB currently operates 16 banking locations in Bergen, Mercer, Morris and Union Counties in New Jersey.

For more information regarding UCNB, please visit https://www.ucnb.com.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release (including without limitation statements regarding the pro forma effect of the proposed transaction, the accretive nature of the proposed transaction, revenue enhancement opportunities, anticipated capital ratios and capital, positioning, value creation, growth prospects and timing of the closing) constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Center and ConnectOne, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Center and ConnectOne assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Center’s and ConnectOne’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to meet closing conditions to the merger; delay in closing the merger; difficulties and delays in integrating the Center and ConnectOne businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize anticipated revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Center’s stock price before closing, including as a result of the financial performance of ConnectOne prior to closing; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

ConnectOne Investor Contact:

William S. Burns

Executive VP & CFO, ConnectOne

201-816-4474; bburns@cnob.com

Center Investor Contact:

Joseph D. Gangemi

Senior VP & Investor Relations Officer, Center

908.206.2863; jgangemi@cnob.com

Media Contact:

Rachel Gerber, MWW

917.328.3277; rgerber@mww.com